UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 18, 2011

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, WY	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

LTIP Amendment No. 2

On May 18, 2011, the stockholders of Cloud Peak Energy Inc. (the “Company”) approved Amendment No. 2 (“Amendment No. 2”) to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (“LTIP”), at the Company’s 2011 annual stockholders meeting.   Additional information regarding the results of the Company’s annual stockholders meeting is set forth below in this Report under Item 5.07.

Amendment No. 2 amends the LTIP to:

•      increase the number of shares of common stock available under the LTIP by an additional 2,100,000 shares, from 3,400,000 to 5,500,000 shares (Section 4.1), and

•      revise the method by which the number of shares of common stock available under the LTIP is determined to provide that (i) shares withheld or tendered as full or partial payment of a stock option’s exercise price will increase the number of shares available under the LTIP, (ii) shares withheld or tendered as settlement of tax withholding obligations will increase the number of shares available under the LTIP, (iii) any shares repurchased by the Company with the proceeds from the exercise of a stock option will increase the number of shares available under the LTIP and (iv) the excess of the number of shares subject to a stock appreciation right over the number of shares issued as a result of the exercise of such stock appreciation right will increase the number of shares available under the LTIP (Section 4.3(c)).

LTIP Amendment No. 3

On May 18, 2011, the Board of Directors of the Company approved Amendment No. 3 (“Amendment No. 3”) to the LTIP, which deletes obsolete references to Rio Tinto plc, including within the definition of “Change in Control” contained in the Plan.

The foregoing overview of Amendment No. 2 and Amendment No. 3 does not contain all of the terms and conditions of the amendments.  For the complete terms and conditions, refer to Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated in this Item 5.02 by reference.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 18, 2011, the Company held its 2011 annual meeting of stockholders (“Annual Meeting”), at which the stockholders voted on proposals as follows:

•                  Proposal 1 (Election of Directors): The stockholders elected Messrs. Fox and Voorhees as Class II directors, each to serve until the Company’s annual meeting of stockholders in 2014.

Nominee	For	Against	Abstain	Broker Non- Votes

William T. Fox III	49,537,805	333,710	227,096	5,449,080
James Voorhees	49,383,759	487,806	227,046	5,449,080

•                  Proposal 2 (Ratification of the Appointment of Independent Auditors): The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

For	Against	Abstain	Broker Non- Votes
55,435,054	79,231	33,406	0

•      Proposal 3 (Advisory Vote on Compensation of Named Executive Officers) :      The stockholders approved on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For	Against	Abstain	Broker Non- Votes
49,359,067	697,891	41,653	5,449,080

•                  Proposal 4 (Advisory Vote on Frequency of Say-on-Pay Votes):  The stockholders approved on an advisory basis an advisory say-on-pay vote every year.

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
41,820,504	151,788	8,082,252	44,067	5,449,080

Based on the Board’s recommendation and the outcome of the non-binding vote on Proposal 4, the Company has decided to include the advisory “say on pay” stockholder vote on the compensation of the named executive officers each year, until the next required vote on the frequency of such “say on pay” votes.

•                  Proposal 5 (Amendment to LTIP):  The stockholders approved the amendment to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan to (i) increase the number of shares authorized for issuance thereunder and (ii) revise the method by which the number of available shares is determined.

For	Against	Abstain	Broker Non- Votes
45,635,858	4,394,289	68,464	5,449,080

•                  Proposal 6 (Section 162(m) Re-Approval of Performance Objectives under LTIP):  The stockholders re-approved the performance objectives under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, in accordance with the periodic re-approval requirements of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non- Votes
48,011,544	2,033,924	53,143	5,449,080

•                  Proposal 7 (Approval of Cloud Peak Energy Inc. Employee Stock Purchase Plan):  The stockholders approved the Cloud Peak Energy Inc. Employee Stock Purchase Plan (“ESPP”).

For	Against	Abstain	Broker Non- Votes
49,777,072	305,993	15,546	5,449,080

Pursuant to the ESPP, eligible employees are able to authorize payroll deductions on a voluntary basis to purchase shares of the Company’s common stock at a discount from the market price.  Employees who are officers or directors of the Company subject to the reporting requirements under Section 16(a) of the Exchange Act are not eligible.  For the complete terms and conditions of the ESPP, refer to Exhibit 10.3, which is incorporated in this Item 5.07 by reference.

Additional information about these proposals can be found in the Company’s proxy statement for the Annual Meeting, which was first sent to stockholders and filed with the U.S. Securities and Exchange Commission on April 7, 2011. There were no other proposals voted on at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith.

10.1	Amendment No. 2 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.2	Amendment No. 3 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.3	Cloud Peak Energy Inc. Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

Date:  May 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.2	Amendment No. 3 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.3	Cloud Peak Energy Inc. Employee Stock Purchase Plan